UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): March 27, 2018

Wyndham Worldwide Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-32876	20-0052541
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification Number)

22 Sylvan Way Parsippany, NJ (Address of Principal Executive Offices)	07054 (Zip Code)

(973) 753-6000
(Registrant’s telephone number, including area code)

None
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01                                           Entry into a Material Definitive Agreement.

On March 27, 2018, following completion of certain Dutch works council consultation procedures, Wyndham Destination Network, LLC, a Delaware limited liability company and a subsidiary of Wyndham Worldwide Corporation (“Wyndham Worldwide”), and certain other subsidiaries of Wyndham Worldwide entered into the Share Sale Agreement (the “SPA”), previously described in Wyndham Worldwide’s Current Report on Form 8-K filed with the Securities and Exchange Commission on February 15, 2018 (the “Prior Disclosure”), pursuant to which Wyndham Worldwide will sell the Wyndham Vacation Rentals Europe business to Compass IV Limited, an affiliate of Platinum Equity, LLC. Closing of the divestiture is expected to occur during the second quarter of 2018 and is subject to, among other things, approval of the divestiture by the UK Financial Conduct Authority. Merger control approval for the divestiture was received from the European Commission on March 23, 2018. Item 1.01 of the Prior Disclosure is incorporated by reference herein, along with the Forward-Looking Statements included in the Prior Disclosure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereto duly authorized.

WYNDHAM WORLDWIDE CORPORATION

By:	/s/ Nicola Rossi

Name:	Nicola Rossi
Title:	Chief Accounting Officer

Date: March 27, 2018